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EXHIBIT 21.1

                     SUBSIDIARIES OF MAI SYSTEMS CORPORATION

                                   (12/31/02)

The following is a list showing MAI Systems Corporation and each of its subsidiaries, as of December 31, 2002, indicating each jurisdiction under the laws of which it was organized:

                                                                JURISDICTION OF
         NAME:                                                   INCORPORATION
         -----                                                   -------------
MAI SYSTEMS CORPORATION                                         Delaware

Hotel Information Systems, Inc.                                 Delaware

CLS Software International, Inc.                                California

CLS de Mexico, S.A. de C.V.                                     Mexico

Hotel Information Systems Ltd.                                  Hong Kong

Hotel Information Systems, Pte. Limited                         Singapore

MAI Information Solutions Limited                               United Kingdom

Boss Solutions Limited                                          Hong Kong

MAI del Caribe, Inc.                                            Delaware

Hospitality Services and Solutions                              Malaysia